ETFis Series Trust I 485BPOS

Exhibit 99.(h)(1)(a)

AMENDMENT
TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment (“Amendment”) is made as of the 10th day of May, 2016, by and between ETFIS SERIES TRUST I (the “Trust”) and THE BANK OF NEW YORK MELLON (“BNY Mellon”),

BACKGROUND:

A.	BNY Mellon and the Trust entered into a Fund Administration and Accounting Agreement dated as of December 6, 2013, as amended to date, (the “Agreement”) relating to BNY Mellon’s provision of services to the Trust and its series (each a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The patties hereby agree that:

I.	Schedule I to the Agreement is hereby amended by adding the following as a new section 8:

“8.      In accordance with Instructions received from a Fund, and subject to portfolio limitations as provided by such Fund to BNY Mellon in writing from time to time, monitor such Fund’s compliance, on a post-trade basis, with such portfolio limitations, provided that BNY Mellon maintains in the normal course of its business all data necessary to measure the Fund’s compliance.”

2.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

ETFIS SERIES TRUST I

On behalf of each Series identified on Exhibit A attached to the Agreement

By:	/s/ William J. Smalley
Name:	William J. Smalley
Title:	President

THE BANK OF NEW YORK MELLON

By:	/s/ Thomas Porrazzo
Name:	Thomas Porrazzo
Title:	Managing Director